SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2005

GulfMark Offshore, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-22853	76-0526032

(Commission File Number)	(I.R.S. Employer Identification No.)

10111 Richmond Ave., Suite 340, Houston, TX	77042

(Address of Principal Executive Offices)	(Zip Code)

(713) 963-9522
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Event
ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS
SIGNATURES
Press Release dated 3/16/2005

ITEM 8.01. Other Event

     On March 16, 2005, GulfMark Offshore, Inc., a Delaware corporation (the “Company”) filed a notification of late filing on Form 12b-25 relating to its Form 10-K for the year ended December 31, 2004 (the “Form 10-K”), whereby the Company obtained a fifteen day extension, from March 16 to March 31, 2005, for filing its Form 10-K. The Company will not be able to file its Form 10-K by March 16, 2005 without unreasonable effort or expense, primarily as a result of a delay in its year-end close. This delay was the result of a short term inability to electronically access and share accounting information with its foreign locations through its worldwide computer system, caused principally by the relocation of its corporate headquarters in December 2004. As a result of the delay, the Company’s year end close did not occur until the last week in February. The Company expects to file its Form 10-K by March 31, 2005, but may avail itself of the 45 day extension to file management’s annual report on internal control over financial reporting required by Item 308(a) of Regulation S-K and the related attestation report of its independent registered public accounting firm, which pursuant to SEC Release No. 34-50754 must be filed by May 2, 2005. Additional information is included in the Company’s press release dated March 16, 2005 which is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(c)     99.1     Press Release dated March 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.
Date: March 16, 2005	By:	/s/ Edward A. Guthrie
Edward A. Guthrie
Executive Vice President and Chief Financial Officer